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                                                                       Exhibit 9

April 30, 2002


GE Capital Life Assurance Company of New York
125 Park Avenue, 6th Floor
New York, NY 10017-5529


Re:    GE Capital Life Assurance Company of New York
       GE Capital Life Separate Account II
       Post-Effective Amendment No. 5
       1933 Act File No. 333-47016

Ladies and Gentlemen:

I have served as Counsel to GE Capital Life Assurance Company of New York (the "Company") and its Capital Life Separate Account II (the "Separate Account") in connection with the registration of an indefinite number of securities in the form of flexible premium variable deferred annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined Post-Effective Amendment No. 5 to the Registration Statement on Form N-4, including all related documents and exhibits, and reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of New York and is duly authorized to sell and issue life insurance and annuity contracts.

2. The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the State of New York.

3. The issuance and sale of the flexible premium variable deferred annuity contracts have been duly authorized by the Company. The Contracts, when issued and sold in the manner stated in the Registration Statement, will be legal and binding obligations of the Company in accordance with their terms, except that clearance must be obtained, or the Contracts must be approved, prior to the issuance thereof in the State of New York.

4. To the extent so provided under the Contracts, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that the Company may conduct.
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April 30, 2002
Page 2


I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 5 to the Registration Statement filed on Form N-4 for the Company and the Separate Account.


Very truly yours,



/s/ Heather Harker

Heather Harker
Vice President, Associate General Counsel and Assistant Secretary